QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-21157), Form S-3 (File No. 333-80129), Form S-3 (File No. 333-88718) and Form S-8 of The Macerich Company of our report dated February 13, 2003 except for the fourth paragraph of Note 21, as to which the date is July 11, 2003 relating to the consolidated financial statements and financial statement schedules of The Macerich Company, which appear in this Form 8-K dated July 14, 2003.

PricewaterhouseCoopers LLP Los Angeles, California July 14, 2003

QuickLinks

Exhibit 23.1